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                                                                     EXHIBIT (3)

                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock of beneficial interest, par value $.01 per share, of Yurie Systems, Inc. and further agree that this Joint Filing Agreement (this "Agreement") be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

        This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument.



                                       HARRY J. CARR


                                       By:     /s/ JAMES H. SCHROPP
                                              -----------------------
                                              Name:  James H. Schropp
Dated:  May 7, 1998                           Title:  Attorney-in-Fact


                                       JEONG H. KIM


                                       By:     /s/ JAMES H. SCHROPP
                                              -----------------------
                                              Name:  James H. Schropp
Dated:  May 7, 1998                           Title:  Attorney-in-Fact


                                       FELICE LI


                                       By:     /s/ JAMES H. SCHROPP
                                              -----------------------
                                              Name:  James H. Schropp
Dated:  May 7, 1998                           Title:  Attorney-in-Fact

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                                       KWOK L. LI


                                       By:      /s/ JAMES H. SCHROPP
                                              -----------------------
                                              Name:  James H. Schropp
Dated:  May 7, 1998                           Title:  Attorney-in-Fact


                                       LINSANG PARTNERS LLC


                                       By:      /s/ JAMES H. SCHROPP
                                              -----------------------
                                              Name:  James H. Schropp
Dated:  May 7, 1998                           Title:  Attorney-in-Fact



                                       BARTON Y. SHIGEMURA

                                       By:     /s/ JAMES H. SCHROPP
                                              -----------------------
                                              Name:  James H. Schropp
Dated:  May 7, 1998                           Title:  Attorney-in-Fact


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